                                                                   Exhibit 10.17

                         AGREEMENT AND GENERAL RELEASE
                         -----------------------------


          THIS AGREEMENT AND GENERAL RELEASE (the "Agreement") is dated as of October 2, 1996 between Ben R. Yorks ("Yorks") and ABC Rail Products Corporation (formerly known as ABC Rail Corporation), a Delaware corporation ("ABC").


                                   RECITALS

          A. Yorks has been employed by ABC to act as President and Chief Operating Officer, subject to an Employment Agreement dated November 18, 1993, between ABC and Yorks (the "Employment Agreement"). Yorks also has served as a Director of ABC.

          B. Yorks has resigned as a Director of ABC. Yorks also has expressed his desire to resign as President and Chief Operating Officer of ABC. Yorks also desires to restructure his relationship with ABC to be that of a consultant.

          C. The parties now desire to sever Yorks' employment with ABC and to have Yorks enter into a consulting arrangement with ABC, subject to certain terms and conditions.

          THEREFORE, in consideration of the foregoing, the agreements set forth herein and other good and valuable consideration, the parties agree as follows:

          1. The Agreement shall be effective as of October 3, 1996 (the day following the date hereof) (the "Effective Date").

          2. Yorks hereby resigns as an officer and employee of ABC, effective as of the Effective Date, and ABC hereby accepts such resignation as of the Effective Date.

          3. ABC and Yorks hereby terminate the Employment Agreement as of the Effective Date, with no further amounts due and owing to Yorks under the Employment Agreement unless otherwise provided herein. ABC hereby agrees to pay to Yorks any and all outstanding base compensation and accrued vacation due to Yorks through the Effective Date, less any income taxes which ABC is required to withhold, in accordance with its normal payroll practices applicable to ABC officers.

          4. ABC agrees to engage Yorks to render consulting services to ABC as an independent contractor, subject to the following terms and conditions:

     a. The term of the consulting arrangement (the "Consulting Arrangement") is from the Effective Date until March 31, 1997. After such time, ABC and Yorks may agree to enter into other consulting arrangements upon such terms and conditions as agreed in writing on a project-by-project basis; provided, however, that neither ABC nor Yorks is obligated to enter into any such other consulting arrangement.

     b. During the term of the Consulting Arrangement, Yorks shall perform any and all duties reasonably requested of him by Donald W. Grinter, Chairman and Chief Executive Officer of ABC; provided, however, that Grinter shall not be obligated to request any such duties.

     c. The compensation paid to Yorks during and in respect of the term of the Consulting Arrangement shall be as follows:

               (1) Compensation of $20,417 per month. Checks are issued on the 15th and last day of the month.

               (2) Yorks will not be eligible to participate in ABC's Incentive Bonus Plan or any other ABC employee benefit plan or arrangement except as provided herein.

               (3) During the term of the Consulting Arrangement, Yorks shall be entitled to the reimbursement of reasonable and necessary out-of-pocket expenses incurred by Yorks in connection with his authorized duties performed as a consultant, pursuant to ABC's policies with respect to the reimbursement of out-of-pocket expenses.

          5. As approved by the ABC Board of Directors, all of Yorks' unvested options to ABC's common stock heretofore granted him shall vest on the date hereof.

          6. a. Until Yorks reaches the age of sixty-five years, Yorks shall be covered for Life, Accidental Death Dismemberment, Dental and Medical/Surgical Insurance (the "Insurance Benefits"), upon the same or substantially similar terms as are in effect from time to time for active single salaried employees of ABC. It is agreed and understood that ABC may discontinue or change the terms and conditions of any such coverage for active single salaried employees. ABC agrees to notify Yorks promptly of any changed provisions in the Insurance Benefits. If and to the extent such coverage for Yorks shall not cannot be provided under any applicable policy, plan or program of ABC, then ABC shall itself provide for the payment of benefits with respect to such coverage. Yorks shall be responsible for any tax consequences to him of such coverage and/or benefits payable thereunder.

               b. Yorks agrees that during the period that he is eligible to receive any of the Insurance Benefits, he will not accept any employment, whether full-time, part-time, as a consultant, or otherwise, with any company which competes with ABC in the business of railroad supply in which ABC engages at the time of such eligibility.

          7. Except as otherwise provided herein, Yorks hereby waives all entitlement to any other rights and benefits arising out of his employment by ABC or any of its affiliates, including, but not limited to, any rights to any bonus payment for the year ending July 31, 1997, and any rights to an other benefits other than the benefits, if any, to which he is entitled under ABC's Savings and Investment Plan.

          8. Except with respect to the agreements of ABC hereunder, Yorks hereby releases and forever discharges ABC, its respective shareholders, officers, directors, agents, employees, representatives, successors and assigns, and any affiliates of ABC and their respective shareholders, officers, directors, agents, employees, representatives, successors and assigns (collectively, the "ABC Parties"), from any and all manner of action and actions, cause and causes of action, claims, suits, contracts, agreements, sums of money, damages and demands of any and every kind and description, whether known or unknown, which Yorks has, may have, may have had, or which Yorks, his heirs, executors, administrators or assigns hereafter can, shall or may have for, upon or by reason of any cause or thing whatsoever to the Effective Date against any of the ABC Parties.

          9. Except with respect to the agreements of Yorks hereunder, ABC hereby releases and forever discharges Yorks and his heirs, executors, administrators and assigns, from any and all manner of action and actions, cause and causes of action, claims, suits, contracts, agreements, sums of money, damages and demands of any and every kind and description, whether known or unknown, which ABC has, may have, may have had, or which ABC, or its affiliates, or their respective successors and assigns hereafter can, shall or may have for, upon or by reason of any cause or thing whatsoever to the Effective Date against Yorks, his heirs, executors, administrators or assigns.

          10. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. If any provision of this Agreement is declared invalid or unenforceable, the remaining portions of this Agreement shall not be affected thereby and shall be enforced.

          11. YORKS ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE KNOWS AND UNDERSTANDS THE CONTENTS THEREOF AND THAT HE EXECUTES THE SAME AS HIS OWN FREE, KNOWING AND VOLUNTARY ACT AND DEED. YORKS FURTHER REPRESENTS AND ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY ABC IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT IF HE CHOSE TO DO SO, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT FULLY WITH HIS PERSONAL ATTORNEY REGARDING THE TERMS OF THIS AGREEMENT, AND THAT HE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND FINAL BINDING EFFECT OF THIS AGREEMENT AND THAT THE RELEASE CONTAINED HEREIN IS A RELEASE AND WAIVER OF ALL RIGHTS AND CLAIMS AS SET FORTH IN SECTIONS 7 AND 8 WITH FINAL AND BINDING EFFECT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ABC RAIL PRODUCTS CORPORATION


By:  /s/ D.W. Grinter                            /s/ Ben R. Yorks
     -------------------------                   ----------------
     Donald W. Grinter                           Ben R. Yorks
     Chairman of the Board and
     Chief Executive Officer

                                       3